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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           ________________________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of Earliest Event Reported) SEPTEMBER 30, 1996


                            STERLING COMMERCE, INC.
              (Exact Name of Registrant as Specified in Charter)



  DELAWARE                          1-14196                      75-2623341
  (State of                       (Commission                   (IRS Employer
incorporation)                    File Number)               Identification No.)



       8080 NORTH CENTRAL EXPRESSWAY, SUITE 1100, DALLAS, TEXAS    75206
               (Address of Principal Executive Offices)         (Zip Code)

      Registrant's telephone number, including area code:  (214) 891-8600



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ITEM 5.  OTHER EVENTS


     As previously reported by Sterling Commerce, Inc. ("Sterling Commerce") in its Current Report on Form 8-K dated September 23, 1996, Sterling Software, Inc. ("Sterling Software") has announced that its Board of Directors (the "Sterling Software Board") has declared a special dividend (the "Special Dividend") of all shares of common stock, par value $.01 per share ("Commerce Stock"), of Sterling Commerce held by Sterling Software on September 30, 1996 (the "Dividend Record Date"), payable pro rata to the holders of record of Sterling Software's common stock, par value $.10 per share ("Software Stock"), as of the close of business on the Dividend Record Date.

     Sterling Software has informed Sterling Commerce that as a result of the Special Dividend, holders of record of Software Stock as of the close of business on the Dividend Record Date will be entitled to receive 1.59260 shares of Commerce Stock for every one share of Software Stock held of record on such date.

     Sterling Software has also advised Sterling Commerce that certificates representing whole shares of Commerce Stock are expected to be mailed to such record holders on or about October 7, 1996, and that checks representing cash payments to record holders who would otherwise be entitled to receive fractional shares will be mailed as promptly as practicable thereafter.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     STERLING COMMERCE, INC.


                                     By /s/ JEANNETTE P. MEIER
                                       ------------------------
                                       Jeannette P. Meier
                                       Executive Vice President, Chief Financial
                                       Officer, General Counsel and Secretary

Date:  September 30, 1996

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